COMBINED ADDENDUM NO. 1
TO
BUSINESS DEVELOPMENT AND STRUCTURING CONSULTANCY AGREEMENT
AND
BUSINESS DEVELOPMENT AND STRUCTURING CONSULTANCY AGREEMENT FOR THE DEVELOPMENT AND ESTABLISHMENT OF AN INTERNATIONAL FINANCIAL CENTER IN VIETNAM

This Combined Addendum No. 1 (this "Addendum") to the Business Development and Structuring Consultancy Agreement dated June 27, 2024 and the Business Development and Structuring Consultancy Agreement for the Development and Establishment of an International Financial Center in Vietnam dated July 5, 2024 by and between:

DR. D'ORLEANS DE FRANCE BENEDICT CARL WILLIAM,
an individual, Belgian Passport No. GB6101818, issued July 20, 2023, with principal residence address at Wollerauerstrasse 41, CH-8834 Schindellegi-Feusisberg, Switzerland, and in the United Kingdom at May Tree House, Cutsdean, Cheltenham GL54 5RX United Kingdom (hereinafter referred as the "Consultant" and

PHILUX GLOBAL GROUP INC. (f/k/a PHI GROUP, INC.), a corporation duly organized and existing under and by the virtue of the laws of the state of Wyoming, U.S.A., Registration ID 2017-000769478, with principal business offices at 17011 Beach Blvd., Suite 900, Huntington Beach, CA 92647, CA 92614, U.S.A., represented by Mr. Henry D. Fahman, its Chairman and Chief Executive Officer, hereinafter referred to as the "Company"

is entered into as of this 7th day of November 2024 by the Consultant and the Company.

The Consultant and Company are parties to this Agreement and agree as follows:

In consideration for the Consultant's continued commitment to assist the Company and provide the necessary services as defined in the above mentioned (1) Business Development and Structuring Consultancy Agreement for establishing of a compartmentalized regulated/unregulated Luxembourg Bank Fund (RAIF) and establishing of the Asian Diamond Exchange for rough and polished diamond trade and the reconsolidating of the lab-grown diamond industry in Vietnam and (2) the Business Development and Structuring Consultancy Agreement for the development and Establishment of an International Financial Center also in Vietnam, until these projects are successfully completed, both parties agree that the Company shall pay the Consultant an additional amount of Twenty-Five Million U.S. Dollars (USD 25,000,000) for the services mentioned in the above-mentioned Agreements. A schedule of payments shall be mutually agreed upon by both Parties by a separate agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Combined Addendum No. 1 to the Business Development and Structuring Consultancy Agreement dated June 27, 2024 and the Business Development and Structuring Consultancy Agreement for the Development and Establishment of an International Financial Center in Vietnam dated July 5, 2024 by their authorized representatives as of the date first above written.

Dated: November 7, 2024

DR. D'ORLÉANS DE FRANCE BENEDICT CARL WILLIAM

By: ______________________________

D' ORLÉANS DE FRANCE Benedict Carl William

Dated: November 7, 2024

PHILUX GLOBAL GROUP, INC.

By: ______________________________

Henry D Fahman, Chairman and Chief Executive Officer

